SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported):  May 11, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
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        In connection with Debt and/or Equity Securities that
may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


                                        Contact:  Kathy Forte
                                                  (302) 773-4418

                                                  Susan Gaffney
                                                  (302) 774-2698



  DUPONT ANNOUNCES PLANS TO DIVEST ITS CONOCO ENERGY OPERATIONS
  -------------------------------------------------------------


        Wilmington, Del., May 11 -- DuPont today announced that it plans to offer up to 20 percent of the common stock of its wholly owned energy subsidiary, Conoco Inc., to the public in an initial public offering (IPO). The IPO, which will be one of the largest in history, is the first step in DuPont's planned divestiture of its entire investment in Conoco.
        "Conoco has been a strong contributor to DuPont's earnings and cash flow for nearly 17 years," said DuPont President and CEO Charles O. Holliday, Jr. "However, we believe that value and growth can be enhanced for DuPont's materials and life sciences businesses and for Conoco by separating the two operations. We are building on our ten-year strategic direc-tion, and intensifying our focus on life sciences, making it imperative that we rapidly accelerate our investment to capture market opportunity and increase shareholder value."


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        Holliday said DuPont intends to divest its remaining
interest in Conoco as soon as practical. The form of the divestiture could include further stock offerings or a spin-off to shareholders. The determination as to the form and timing of such divestiture will be based on cash needs and market attractiveness.
        "An IPO gives us maximum flexibility. DuPont will have access to cash from the IPO and at the same time will benefit from Conoco's ongoing financial contribution as we consider the options for divestiture," Holliday said. "Given this, as well as Conoco's plans for the future, the time is right for Conoco to be given the opportunity to operate as an independent entity."
        Conoco President and CEO Archie W. Dunham said: "There are a large number of investment opportunities for energy com-panies today, largely due to widespread privatization and deregulation around the world. The IPO will provide Conoco with the means to capitalize on those opportunities," he said.
        "Conoco is a much stronger company today than it was just a few years ago," Dunham added. "We significantly reduced our costs and upgraded our asset portfolio. We had record earnings in 1997 and enjoy experienced management, an extra-ordinary workforce, and an impressive solid set of core values that guide all of our activities."




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        DuPont said it expects Conoco to file a Registration
Statement with the Securities and Exchange Commission later this year and plans to complete the IPO by year end.
        Dunham, 59, will serve as president and chief executive officer of Conoco Inc. DuPont, which will hold more than 80 percent of Conoco after the initial public stock offering, will retain majority membership on the board. Edgar S.
Woolard, Jr., retired chairman of DuPont, will be the nonexecu-tive chairman of Conoco Inc. After DuPont reduces its owner-ship to less than 50 percent, it is expected that Dunham will become chairman.
        Conoco currently has revenues of about $22 billion. Active in 40 countries, Conoco is a fully integrated energy company involved in exploration, production, transportation, marketing, refining and power. The company ranks ninth in the worldwide production of petroleum liquids by all U.S.-based companies, eleventh in the production of natural gas, and eighth in refining runs.
        Founded in 1802, DuPont is a global research and tech-nology-based life sciences, materials and energy company. Committed to better things for better living, DuPont serves worldwide markets including food and nutrition; health care; agriculture; fashion and apparel; home and construction;





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electronics; transportation and energy.  The company operates in about 70 countries and has 98,000 employees. Revenues in 1997 were more than $45 billion.
        This is not an offering of securities which will be made only by prospectus.

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5/11/98













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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




May 11, 1998

























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